UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2024

MINERVA GOLD INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-255403	98-1588963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MINERVA GOLD INC.

12/1 Kunayev str, IA 17

Nur-Sultan, 010000, Kazakhstan

 (Address of principal executive offices)

(725) 225-1800

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.06 Description of Business Activities and Termination of Shell Company Status

Minerva Gold Inc. (the “Company”) has undertaken significant operational initiatives as part of its ongoing business development efforts, expanding its operations to include design services as a strategic growth initiative. While maintaining its existing business activities, the Company now offers innovative and tailored design solutions to clients across a broad range of industries. This expansion aligns with the Company's long-term vision to diversify its service offerings and strengthen its position to meet the evolving needs of its client base. By incorporating design services, Minerva Gold Inc. aims to deliver comprehensive and creative solutions that address each project’s specific requirements, from conceptualization to execution, ensuring high-quality results and client satisfaction.

On October 25, 2024, the Company launched its official website under the domain name minervadesignstudio.com. The website serves as a platform to showcase the Company’s service offerings, which include design services, architectural planning, and related professional services. In conjunction with the launch, the Company initiated an active marketing campaign to promote its services via this platform, further establishing its market presence and outreach to potential clients.

On November 3, 2024, the Company entered into a definitive agreement with Aibek Ukulov, to design and plan various facilities for a hotel. This agreement represents a key milestone in the Company's operational development. As part of this contractual arrangement, the Company received a $12,000 prepayment, which will be applied toward the completion of the project deliverables.

In addition to the foregoing, the Company is actively engaged in negotiations for new agreements with potential clients. These initiatives underscore the Company’s ability to generate revenue from core business activities and its commitment to expanding its commercial operations.

Termination of Shell Company Status

Based on the foregoing, the Company believes it no longer qualifies as a "shell company," as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Rule 12b-2 defines a shell company as a registrant with (1) no or nominal operations, and (2) either no or nominal assets, assets consisting solely of cash, or cash equivalents.

Given the Company’s established operational activities, revenue-generating business model, and ongoing business development initiatives, it has ceased to meet the definition of a "shell company" under Rule 12b-2. The Company continues to engage in revenue-generating contracts and business expansion initiatives, further supporting its operational status.

The Company will continue to disclose any material changes to its operational status, business activities, and financial condition as required under the applicable provisions of the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA GOLD INC.

Date: December 9, 2024	By:	/s/ Aftandil Aibekov
	Name:	Aftandil Aibekov
	Title:	President

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